EXHIBIT 5

lawyers@saul.com www.saul.com
May 6, 2011
AMETEK, Inc.
1100 Cassatt Road
P.O. Box 1764
Berwyn, Pennsylvania 19312-1177
Ladies and Gentlemen:
          We have acted as special counsel to AMETEK, Inc., a Delaware corporation (the “Company”), with respect to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 8,500,000 shares (the “Shares”) of common stock, par value $.01 per share, of the Company, issuable under the Company’s 2011 Omnibus Incentive Compensation Plan (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectuses, other than as expressly stated herein with respect to the issuance of the Shares.
          We have examined the Registration Statement, the Plan and such records of the Company, certificates of public officials, and such other documents, and made such examination of law, as we have deemed relevant and necessary as the basis for this opinion. In such examination, we have assumed, without independent investigation or verification, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies and the authenticity of the originals of such copies. We have also assumed that the individual issuances, grants or awards under the Plan will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith).
          Based solely on and subject to the foregoing, and subject to the limitations and exceptions set forth below, it is our opinion that:
          1. the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; and
          2. the issuance of the Shares have been duly authorized and, when issued as described in the Registration Statement and in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and non-assessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and non-assessable when such deferred payments are made in full).
Centre Square West ◆ 1500 Market Street, 38th Floor ◆ Philadelphia, PA 19102-2186
Phone: (215) 972-7777 ◆ Fax: (215) 972-7725

DELAWARE       MARYLAND            NEW JERSEY            NEW YORK            PENNSYLVANIA            WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

May 6, 2011

          Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion, the Delaware General Corporation Law.
          This opinion deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
          This opinion is rendered solely to you in connection with the issuance of the Shares. This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis, legal conclusions or other matters in this opinion.
          We hereby consent to use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ SAUL EWING LLP
Saul Ewing LLP